AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON NOVEMBER 9, 2005

                          REGISTRATION NO. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                            IVI COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    000-32797
                            (Commission File Number)

               Nevada                                      33-0965560
               ------                                      ----------
        (State or other jurisdiction                    (I.R.S. Employer
         of incorporation or organization)              Identification No.)


          6171 W. Century Boulevard, Suite 130, Los Angeles, CA 90045
          -----------------------------------------------------------
           (Address of Principal Executive Offices Including Zip Code)

                   Mergers and Acquisitions Advisory Agreement

                          CSC Services of Nevada, Inc.
                          502 East John Street, Room E
                              Carson City, NV 89706
                                 (775) 882-3072

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                             -----------------------
                                    COPY TO:
                             RONALD C. AUSTIN, ESQ.
                            SILICON VALLEY LAW GROUP
                            25 METRO DRIVE, SUITE 600
                           SAN JOSE, CALIFORNIA 95110
                                 (408) 573-5700


If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                                     PROPOSED          PROPOSED
                                                     MAXIMUM           MAXIMUM          AMOUNT OF
TITLE OF SECURITIES        AMOUNT TO BE              OFFERING PRICE    AGGREGATE        REGISTRATION
TO BE REGISTERED           REGISTERED                PER SHARE (1)     OFFERING PRICE   FEE
--------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value            2,000,000 shares          $0.57             $1,140,000       $134.17
--------------------------------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 (c).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

(a) The Registrant's Annual Report on Form 10-KSB for the year ended March 31, 2005, as filed with the Securities and Exchange Commission;

(b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB (file number 333-32797) filed on May 24, 2001 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description and

(c) All other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

ITEM 4.  DESCRIPTION OF SECURITIES.

            The Registrant's authorized capital stock consists of 5,000,000 shares of Preferred Stock, $.001 par value, none issued; and 100,000,000 shares of Common Stock, $.001 par value, of which 67,957,629 shares are issued and outstanding as of November 8, 2005.

            Subject to the rights of the holders of any series of preferred stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Upon liquidation or dissolution of the Registrant, the holders of Common Stock are entitled to receive a pro rata share of all assets available for distribution to stockholders after payment of all obligations of the Registrant including dividends and preferences attributed to any series of preferred stock. The shares of Common Stock have no cumulative voting rights or preemptive or other subscription rights and there are no conversion rights or redemption provisions with respect to such shares. The shares of Common Stock presently outstanding are validly issued, fully paid and non-assessable. Authorized Common Stock may be issued at any time and from time to time, in such amounts, and for such consideration as may be fixed by the Board of Directors of the Registrant.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Articles of Incorporation and the Bylaws of the Registrant eliminate the liability of the directors to the Registrant or its stockholders for damages for breach of fiduciary duty as a director or officer, except for
(i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada General Corporation Law. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following Exhibits are filed as part of this registration statement:

Exhibit Number    Description of Exhibit
-------------     ---------------------------
5.1               Opinion of Silicon Valley Law Group.

23.1              Consent of Silicon Valley Law Group (included in Exhibit 5.1).

23.2              Consent of Bagell Josephs & Company, LLC.

99.1              Mergers and Acquisitions Advisory Agreement


ITEM 9.           UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on November 9, 2005.



                                        IVI COMMUNICATIONS, INC.

                                        By: /s/ Nyhl Henson
                                        --------------------------------
                                               Nyhl Henson
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                           TITLE                         DATE
---------                           -----                         ----

/s/ Nyhl Henson             Chief Executive Officer            November 9, 2005
------------------          and Director
     Nyhl Henson



/s/ Charles Roodenburg      Chief Operating Officer,           November 9, 2005
----------------------      Chief Financial Officer
     Charles Roodenburg     and Director (Principal
                            Accounting Officer)

                                  EXHIBIT INDEX


Exhibit Number    Description of Exhibit
-------------     -----------------------


5.1               Opinion of Silicon Valley Law Group.

23.1              Consent of Silicon Valley Law Group (included in Exhibit 5.1).

23.2              Consent of Bagell Josephs & Company, LLC.

99.2               Form of Mergers and Acquisitions Advisory Agreement